Exhibit 99.2

W. West Allen (NV Bar No. 5566)
LEWIS AND ROCA, LLP
3993 Howard Hughes Parkway,
Suite 600
Las Vegas, NV 89109

Tel.:	(702) 949-8200
Fax:	(702) 949-8398

Donald J. Mizerk
Kimball R. Anderson
WINSTON & STRAWN, LLP
35 West Wacker Drive
Chicago, IL 60601-9703

Tel.:	(312) 558-5600
Fax:	(312) 558-5700

Attorneys for Defendants, VendingData Corporation,
Casinovations, Inc. and Casinovations Sales Incorporated

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF NEVADA

SHUFFLE MASTER, INC., a Nevada	)	Civil Action No.
corporation,	)	CV-S-02-0438-JCM-PAL
)
Plaintiff,	)
)
v.	)	CONFESSION OF
	)	JUDGMENT
VENDINGDATA CORPORATION, a	)
Nevada corporation; CASINOVATIONS,	)
INC., a Nevada corporation; and	)
CASINOVATIONS SALES	)
INCORPORATED, a Nevada corporation,	)
)
Defendants.	)
)
AND RELATED CLAIMS	)
)

1.                                       Defendants VendingData Corporation, Casinovations, Inc., and Casinovations Sales Inc. (collectively “VendingData”) confess judgment in the above-entitled action in favor of Plaintiff Shuffle Master, Inc. (“Shuffle Master”) for the sum of Four Hundred Thousand Dollars ($400,000) and authorize judgment to be entered therefore against said Defendants.

2.                                       This Confession of Judgment is for a debt that will become justly due to Shuffle Master on May 12, 2006 (ten months from the Effective Date of the Settlement Agreement described below).

3.                                       Concisely stated, the subject debt will become due based on the following facts:

a.                                       On or about March 27, 2002, Shuffle Master filed suit in the United States District Court, District of Nevada (the “Court”) against VendingData (Case No. CV-S-02-0438-JCM-PAL) (“Action”) alleging causes of action for patent infringement of U.S. Patent No. 6,325,373 and U.S. Patent No. 6,068,258 under 35 U.S.C. § 271, et seq. based on VendingData’s manufacture, sale, and offer for sale of its RES Shufflers.

b.                                      On or about June 20, 2005, after more than three years of litigation in the Action, Shuffle Master and VendingData resolved their respective claims as provided in that certain Settlement Agreement dated July 12, 2005 (the “Effective Date”), the terms of which are incorporated herein as though fully set forth.

c.                                       Section 1.2 of the Settlement Agreement provides, in part, that VendingData shall pay Shuffle Master certain consideration within two (2) days of the Effective Date of the Settlement Agreement plus a second payment in the amount of Four Hundred Thousand Dollars ($400,000), which is due no later than ten (10) months after the Effective Date of the Settlement Agreement (i.e., May 12, 2006) (the “Second Payment”). The instant Confession of Judgment arises out of VendingData’s obligation to make the Second Payment as set forth in the Settlement Agreement.

4.                                       If VendingData does not timely make the Second Payment by May 12, 2006, then all applicable provisions of the Settlement Agreement, including without limitation Paragraph 1.1 thereof, shall apply and be available to Shuffle

Master, and interest at the highest applicable legal rate shall begin to accrue on the Judgment from said date.

5.                                       The undersigned is the Executive Director of VendingData and is executing this Confession on Judgment in his representative capacity on behalf of VendingData. The undersigned represents and warrants that he has the authority to execute this Confession of Judgment on behalf of VendingData and that such action has been authorized and otherwise ratified by VendingData’s Board of Directors.

6.                                       Subject to the provisions of Paragraph 1.1 of the Settlement Agreement, this Confession of Judgment shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal representatives, officers, agents, successors in interest and assigns of VendingData and Shuffle Master.

DATED this 12th day of July, 2005.

/s/ Mark Newburg
MARK NEWBURG

STATE OF NEVADA	)
) ss.
COUNTY OF CLARK	)

On this 12th day of July 2005, before me appeared MARK NEWBURG, personally known to me, and who acknowledged the execution of the foregoing Confession of Judgment as his free act and deed, in his capacity as Executive Director of VendingData Corporation, Casinovations, Inc., and Casinovations Sales Inc. (collectively “VendingData”), for the consideration set forth therein.

Subscribed and Sworn to before me this 12th day of July, 2005.

/s/ Paula A. Delligatti
Notary Public in said County and State